
                                                           EXHIBIT 21

                  MINNESOTA MINING AND MANUFACTURING COMPANY
                        AND CONSOLIDATED SUBSIDIARIES

                           PARENT AND SUBSIDIARIES
                                                             Percentage of
                                                             Voting Securities
                                            Organized Under  Beneficially Owned
Name of Company                             Laws of          by Registrant
Registrant:
Minnesota Mining and Manufacturing Company  Delaware

Consolidated subsidiaries of the registrant:
  Dyneon LLC                                Delaware         54
  Eastern Heights Bank                      Minnesota        99
  3M Unitek Corporation                     California      100
  3M Argentina S.A.C.I.F.I.A.               Argentina       100
  3M Australia Pty. Limited                 Australia       100
  3M Oesterreich GmbH                       Austria         100
  3M Belgium S.A./N.V.                      Belgium         100
  Seaside Insurance Limited                 Bermuda         100
  3M do Brasil Limitada                     Brazil          100
  3M Canada Inc.                            Canada          100
  3M China Limited                          China           100
  3M A/S                                    Denmark         100
  Suomen 3M Oy                              Finland         100
  3M France, S.A.                           France          100
  3M Deutschland GmbH                       Germany         100
  3M Hong Kong Limited                      Hong Kong       100
  3M Italia Finanziaria S.p.A.              Italy           100
  Sumitomo 3M Limited                       Japan            50
  3M Health Care Limited                    Japan            75
  3M Korea Limited                          Korea           100
  3M Mexico, S.A. de C.V.                   Mexico          100
  Corporate Services B.V.                   Netherlands     100
  3M Nederland B.V.                         Netherlands     100
  3M (New Zealand) Limited                  New Zealand     100
  3M Norge A/S                              Norway          100
  3M Puerto Rico, Inc.                      Puerto Rico     100
  3M Singapore Private Limited              Singapore       100
  3M South Africa (Proprietary) Limited     South Africa    100
  3M Espana, S.A.                           Spain           100
  3M Svenska AB                             Sweden          100
  3M (East)  A.G.                           Switzerland     100
  3M (Schweiz) A.G.                         Switzerland     100
  3M Taiwan Limited                         Taiwan          100
  3M Thailand Limited                       Thailand        100
  3M United Kingdom Holdings P.L.C.         United Kingdom  100
  3M Venezuela, S.A.                        Venezuela       100

<F1>
NOTE:   Subsidiary  companies  excluded from  the  above  listing,  if considered in the aggregate, would not constitute a significant subsidiary.
</F1>